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                                      National Bankshares, Inc.
                                      Salary Continuation Plan - Schedule A
J. Robert Buchanan
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Birth Date: 11/19/1951                    Early                                                                 Pre-retirement
Effective Date: 1/1/2006               Termination             Disability             Change of Control         Death Benefit
Normal Retirement 11/19/2016, Age
65:
                                  ---------------------- ------------------------ -------------------------- -------------------
                                     Annual Benefits         Annual Benefits       Annual Benefits Payable     Annual Benefits
                                   Payable in Monthly      Payable in Monthly      in Monthly Installments    Payable in Monthly
                                      Installments            Installments              Commencing at            Installments
                                  Commencing at Normal    Commencing at Normal      Termination Date For     Commencing at Death
                                   Retirement Date For     Retirement Date For              Life                 for 15 Years
                                          Life                    Life
--------------------------------- ---------------------- ------------------------ -------------------------- -------------------
Period Ending:               Age           (1)                     (2)                       (3)                     (4)
--------------------------------- ---------------------- ------------------------ -------------------------- -------------------
12/31/2005                   54               $0                       $0                    $18,455               $28,225
12/31/2006                   55           $2,572                   $2,572                    $19,193               $28,225
12/31/2007                   56           $5,144                   $5,144                    $19,961               $28,225
12/31/2008                   57           $7,716                   $7,716                    $20,759               $28,225
12/31/2009                   58          $10,288                  $10,288                    $21,589               $28,225
12/31/2010                   59          $12,860                  $12,860                    $22,453               $28,225
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12/31/2011                   60          $15,433                  $15,433                    $23,351               $28,225
12/31/2012                   61          $18,005                  $18,005                    $24,285               $28,225
12/31/2013                   62          $20,577                  $20,577                    $25,256               $28,225
12/31/2014                   63          $23,149                  $23,149                    $26,267               $28,225
12/31/2015                   64          $25,721                  $25,721                    $27,317               $28,225
--------------------------------- ---------------------- ------------------------ -------------------------- -------------------
11/19/2016                   65          $28,225                  $28,225                    $28,225               $28,225
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